UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 12, 2012
AMERICAN GRAPHITE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-52747	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3651 Lindell Rd., Suite D#422, Las Vegas, Nevada		89103
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 473-8227
Green & Quality Home Life, Inc. Kolokotroni 2A, Paleo Faliro, 17563, Athens, Greece
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 12, 2012, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from Green & Quality Home Life, Inc. to American Graphite Technologies Inc. and to increase our authorized capital from 75,000,000 to 200,000,000 shares of common stock, par value of $0.001.  The Certificate of Amendment is attached to this Current Report as Exhibit 3.1.

The name change and the increase of our authorized capital were approved on June 11, 2012 by 98% of the holders of our common stock by way of a written consent resolution.  Our board of directors and the holders of our common stock also approved a 125 new for one (1) old forward split of our issued and outstanding shares of common stock.  Once effective, our issued and outstanding shares of common stock will increase from 619,500 to 77,437,500 shares of common stock, par value of $0.001.  Our definitive Schedule 14C, Information Statement was filed on June 22, 2012.

The amendments are currently in review with the Financial Industry Regulatory Authority (“FINRA”) and the U.S. Securities and Exchange Commission.  We will announce the completion of FINRA review and the effectiveness of these changes on the market by filing a Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN GRAPHITE TECHNOLOGIES INC.
/s/ Rick Walchuk
Rick Walchuk
President and Director

Date:	July 13, 2012